Exhibit 10.7

MUTUAL RELEASE

THIS MUTUAL RELEASE (the "Release'') is executed and delivered as of March 13, 2013 (the “Delivery Date”) among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the Administrative Agent (the "Administrative Agent''), Service Experts LLC ("Service Experts”) and Service Experts Heating & Air Conditioning LLC (''Service Experts Heating” and together with Service Experts, the Prior Guarantors'').

RECITALS:

A.
Lennox International Inc. (''Borrower"), the lenders party thereto and the Administrative Agent have entered into that certain Fourth Amended and Restated Revolving Credit Facility Agreement, dated as of October 21, 2011(as the same has been amended or may be amended, the “Credit Agreement"). All capitalized terms used herein, unless otherwise defined herein, shall have the meanings as set forth in the Credit Agreement

B
In connection with the Credit Agreement, each of the Subsidiary Guarantors guaranteed the Obligations pursuant to that certain Fourth Amended and Restated Subsidiary Guaranty Agreement dated October 21, 2011 (the "Guaranty").

C.
Borrower and the other Subsidiary Guarantors have advised the Administrative Agent and the other Secured Parties that Borrower intends to sell all the Equity interests issued by Service Experts and, as all of the Equity Interests in Service Experts Heating are owned by Service Experts, all of the Equity Interests in Service Experts Heating (such sale, the "'Disposition'').

D
The Administrative Agent has agreed to release the Prior Guarantors from their obligations under or in respect of the Guaranty and all other Loan Documents, on and subject to the terms of this Release.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.     Effective upon the closing of the Disposition, the Administrative Agent releases and discharges each of     the Prior Guarantors from any and all obligations, indebtedness, liability, claims, rights, causes of     action or demands whatsoever, which the Administrative Agent or any Secured Party had, now has, or claims to have against each Prior Guarantor arising in any way from or relating to the
Guaranty or any other Loan Document executed by any of the Prior Guarantors.

2.
Effective immediately prior to the closing of the Disposition, each Prior Guarantor hereby releases and discharges the Administrative Agent and each other Secured Party and their respective officers, directors, employees, agents and attorneys (collectively, the "Released Parties") from any and all obligations, indebtedness, liability, claims, rights, causes of action or demands whatsoever, whether known or unknown at the present time, suspected or unsuspected, which any of the Prior Guarantors ever had, now has, or claims to have against any Released Party arising in any way from or relating to the Guaranty or any of the other Loan Documents.

3.
Each of the Prior Guarantors represents that it has not assigned or transferred, or purported to assign or transfer to any Person, any of the obligations, indebtedness, liability, claims, rights, causes of action or demands released pursuant hereto (the “Claims'') or any portion thereof or interest therein and that it is the sole and rightful owner of any such Claims. The parties hereto understand and agree: (i) the consideration for the foregoing releases are contractual and not a mere recital; (ii) that neither of the foregoing releases, nor any part hereof, shall be used or construed as an admission of liability on the part of either of the Prior Guarantors or any of the Released Parties; (iii) the foregoing releases are knowing and voluntary and are executed without reliance on any statement or representation concerning the nature or extent of any claims, damages or legal liability therefor;
(iv) that each of the Administrative Agent and the Prior Guarantors has consulted with attorneys, accountants, financial advisors, and other advisors as they have deemed necessary and appropriate in connection with the negotiation and execution of this Release and are fully aware of the legal and financial consequences of the execution of this Release.

4.    This Release shall not be deemed an authorization to release any other Subsidiary
Guarantor except as specifically set forth herein.

5.
This Release embodies the final, entire agreement among the parties hereto and supersedes any and all prior commitments, agreements, representations and understandings whether written or oral relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

6.
This Release shall be governed by and construed in accordance with the internal laws of the State of New York, other than those conflicts of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election as been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

7.
This Release may be executed in one or more counterparts and on telecopy or other electronically reproduced counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Release by telecopy or other electronic communication shall be effective as delivery of manually executed counterpart of this Release.

IN WITNESS WHEREOF, the Administrative Agent and the Prior Guarantors have caused this Release to be executed as of the date set forth above.

ADMINSTRATIVE AGENT:
JPMORGAN CHASE BANK

NATIONAL ASSOCIATION, as the
Administrative Agent

By: /s/ Gregory T. Martin__________
Name: Gregory T. Martin
Title: Vice President

PRIOR GUARANTORS

SERVICE EXPERTS LLC
SERVICE EXPERTS HEATING & AIR
CONDITIONING LLC

By: _/s/ Rick Pelini_____________
Name: Rick Pelini
Authorized Officer for each Prior Guarantor

Each of the Borrower and each Subsidiary Guarantor (other than the Prior Guarantors): (i) consents to the foregoing Release and (ii) agrees that the Credit Agreement, the Guaranty and the other Loan Documents to which it is a party continue in full force and effect, and continue to be its legal, valid and binding obligations enforceable against it in accordance with their respective terms.

BORROWER:

LENNOX INTERNATIONAL INC.

By: _/s/ Rick Pelini_____
Name: _Rick Pelini_____
Title: __VP, Treasurer___

SUBSIDIARY GUARANTORS:

ALLIED AIR ENTERPRISES INC
ADVANCED DISTRIBUTOR PRODUCTS LLC
HEATCRAFT INC.
HEATCRAFT REFRIGERATION PRODUCTS LLC
LENNOX GLOBAL LTD.
LENNOX INDUSTRIES

By: _/s/ Rick Pelini______
Name: Rick Pelini________
Authorized Officer for each Subsidiary Guarantor